EXHIBIT 23.2

                   Consent of Independent Petroleum Engineers


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our summary report dated March 26, 1999 included as
Exhibit 99.1 to the Annual Report on Form 10-K of Edge Petroleum Corporation for the year ended December 31, 1998 and the data extracted from our reports and the references to our firm appearing in "Items 1 and 2. Business and Properties" under the caption "Oil and Gas Reserves" and in Supplemental Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) in such Annual Report on Form 10-K.

     We also consent to the reference to us under the heading "Experts" is this prospectus, which is a part of this Registration Statement.


                                                /S/ RYDER SCOTT COMPANY
                                                    PETROLEUM ENGINEERS
                                                    RYDER SCOTT COMPANY
                                                    PETROLEUM ENGINEERS


Houston, Texas
June 1, 1999